Exhibit 10.1

[Bank of America letterhead]

April 16, 2021

Summer Infant, Inc.

1275 Park East Drive

Woonsocket, RI 02895

Attn:	Bruce Meier

Chief Financial Officer

Re:	Third Amended and Restated Loan and Security Agreement

Dear Mr. Meier:

Reference is hereby made to the Third Amended and Restated Loan and Security Agreement dated as of October 15, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Summer Infant, Inc. and Summer Infant (USA), Inc., as “Borrowers” (the “Borrowers”), the guarantors from time to time party thereto (the “Guarantors”, and together with the Borrowers, the “Obligors”), Bank of America, N.A., as the sole lender (the “Lender”), and Bank of America in its capacity as “Agent” for the Lenders from time to time party to Loan Agreement (in such capacity, the “Agent”). Capitalized terms used herein without definition that are defined in the Loan Agreement shall have the meanings ascribed to such terms in the Loan Agreement.

Clause (e) of the definition of “Eligible Account” in the Loan Agreement limits the maximum percentage of Accounts owing from the Wal-Mart Companies to 35% of the aggregate Eligible Accounts. The Borrowers have requested, and the Agent and Lender hereby agree that, during the period from March 31, 2021 through July 31, 2021, the maximum percentage of Accounts owing from the Wal-Mart Companies that may be included as “Eligible Accounts” under the Loan Agreement shall be increased from 35% to 45%; provided that on August 1, 2021, the maximum percentage of Accounts owing from the Wal- Mart Companies that may be included as “Eligible Accounts” under the Loan Agreement shall automatically be reduced back to 35%.

By their acknowledgment below, the Obligors (a) hereby represent, warrant and confirm that (i) all representations and warranties of the Obligors in the Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date), and (ii) no Default or Event of Default has occurred and is continuing, and (b) hereby ratify and confirm all of the terms and provisions of the Loan Agreement and the other Loan Documents, and agree that all of such terms and provisions remain in full force and effect.

Summer Infant, Inc.

April 16, 2021

Please confirm your agreement to the foregoing matters by counter-signing a copy of this Letter in the space provided therefor below and thereafter returning a fully executed copy hereof to the undersigned at your earliest opportunity.

Yours etc.,

BANK OF AMERICA, N.A.,
as Agent and Lender

By	/s/ Cynthia G. Stannard
	Name:	Cynthia G. Stannard
	Title:	Senior Vice President

BORROWERS:

SUMMER INFANT, INC.

By:	/s/ Bruce Meier
	Name:	Bruce Meier
	Title:	Interim Chief Financial Officer

SUMMER INFANT (USA), INC.

By:	/s/ Bruce Meier
	Name:	Bruce Meier
	Title:	Chief Financial Officer

GUARANTORS:

SUMMER INFANT CANADA, LIMITED

By:	/s/ Bruce Meier
	Name:	Bruce Meier
	Title:	Chief Financial Officer

SUMMER INFANT EUROPE LIMITED

By:	/s/ Bruce Meier
	Name:	Bruce Meier
	Title:	Chief Financial Officer